UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

          Date of Report (Date of earliest event reported): 01/05/2004
                          --------------------------



                            MARCONI CORPORATION PLC

            (Exact name of registrant as specified in its charter)

                          --------------------------



England and Wales               33-12430                    xxx
 ----------------------------   ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


       New Century Park, PO Box 53,
       Coventry, CV3 1HJ

       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code:


              ---------------------------------------------------
       (Former name or former address, if changed since last report)



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

Item No. 5     Press release dated (05 January 2004) - Sale Agreement Signed

                                                                Press enquiries:
                 Joe Kelly, tel: + 44 207 306 1771; email: joe.kelly@marconi.com
               David Beck, tel: + 44 207 306 1490; email: david.beck@marconi.com
             Teresa Novak, AFC tel: +1 707 793 4410; email: teresa.novak@afc.com
                               Chris Heinemann, AFC tel: +1 707 792 4019; email:
                                                         chris.heinemann@afc.com

                                                             Investor enquiries:
                                   Heather Green, tel: + 44 207 306 1735; email:
                                                       heather.green@marconi.com

                            MARCONI CORPORATION PLC

          SALE OF NORTH AMERICAN ACCESS BUSINESS UNIT AGREEMENT SIGNED

            $240 million (approximately GBP135 million) cash proceeds

London - January 5, 2004 - Marconi Corporation plc (London: MONI; Nasdaq: MRCIY) today announces the execution of a definitive agreement for the sale of its North American Access business to Advanced Fibre Communications, Inc. (AFC) (Nasdaq: AFCI) for a total consideration of $240 million (approximately GBP135 million) in cash. The transaction is subject to regulatory review and other customary closing conditions. Completion is expected in the first calendar quarter of 2004.

Upon completion, and pursuant to the terms of Marconi's Junior and Senior Secured Notes, the total gross proceeds will be transferred to Marconi's Mandatory Redemption Escrow Account (MREA) and will be used to fund a further mandatory redemption of the Group's Secured Notes.

Marconi and its affiliates will retain all liabilities for pension obligations, with respect to North American Access employees. As a result, pursuant to a Memorandum of Understanding with the Pension Benefit Guaranty Corporation, Marconi will make contributions to the U.S. pension plans in an estimated amount of approximately $8 million (c. GBP5 million) after the transaction closes. The actual required contributions may vary from the estimate due to changes in the plan liabilities, the value of plan assets, and the actuarial assumptions required to be used to determine the actual contribution amount.

Marconi's North American Access business recorded sales of approximately GBP55 million and an operating profit, before goodwill amortisation and exceptional items, of approximately GBP3 million, in the six months ended 30 September 2003. Net assets being acquired amounted to GBP10 million at 30 September 2003. Of the GBP541 million of goodwill on Marconi's balance sheet at 30 September 2003, GBP54 million related to the North American Access business.

Commenting on the transaction, Mike Parton chief executive of Marconi Corporation plc, said: "We are delighted with this transaction, which is in line with our previously stated strategy to sell our North American Access business. The transaction will provide business continuity to the employees and customers of our North American Access activity. The purchase price reflects the business' strong technological heritage, solid customer base and significant operational performance improvements achieved over the last 12 months. The cash proceeds will enable us to continue to reduce group debt and the associated interest payments."

John Schofield, chairman, president and CEO at AFC, said: "This acquisition brings together two companies with long histories of success within the highly competitive access networking market. Collectively, AFC and North American Access possess a significant deployed base of field-proven broadband access solutions. We view the product lines from both companies to be complementary and intend to continue and enhance both to best serve a broad customer base.

"Over the past year, North American Access' leadership team successfully streamlined its business and demonstrated the ability to regain and sustain profitability," added Schofield. "Based on the current profile of the business, we expect this acquisition to be accretive to AFC's earnings and cash flow in 2004, excluding acquisition-related charges."

JPMorgan acted as lead advisor to Marconi Corporation plc on the transaction.

ENDS/...


About Marconi Corporation plc
Marconi Corporation plc is a global telecommunications equipment, services and solutions company. The company's core business is the provision of innovative and reliable optical networks, broadband routing and switching and broadband access technologies and services. The company's customer base includes many of the world's largest telecommunications operators.

The company is listed on the London Stock Exchange under the symbol MONI and on the Nasdaq under the symbol MRCIY. Additional information about Marconi Corporation can be found at www.marconi.com.

About the Mandatory Redemption Escrow Account (MREA)
When the balance of the MREA reaches US$30 million, this triggers a mandatory partial redemption of Marconi's Loan Notes at 110 per cent of par value.

About AFC
Headquartered in Petaluma, Calif., Advanced Fibre Communications, Inc. is a leading provider of broadband access solutions for the global telecommunications industry. With a customer base of more than 800 service providers worldwide, AFC continues to build and support the world's evolving broadband access network architecture. Advanced Fibre Communications, Inc., AFC, and the AFC logo are registered trademarks of Advanced Fibre Communications, Inc. Copyright 2004. All rights reserved. Any other trademarks are the property of their respective owners. For more information, please visit AFC online at www.afc.com or call 1-800-690-AFCI.

Copyright (c) 2003 Marconi Corporation plc. All rights reserved. All brands or product names are trademarks of their respective holders.

This press release contains forward-looking statements with respect to products, partners, customers, future growth and other matters. Please refer to the Form 20-F report, our Form 10Q and Form 6-K reports filed by Marconi Corporation plc with the United States Securities and Exchange Commission for a discussion of risks that could cause actual results to differ materially from such statements.

Exchange rate at 30 September 2003: GBP1 = $1.6614
Exchange rate at 5 January 2004: GBP1 = $1.8093


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MARCONI CORPORATION PLC



                                       By:     ____M Skelly____

                                       Name:   M Skelly
                                       Title:  Company Secretary


Date: 05 January 2004